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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 29, 2005

                                COTT CORPORATION
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             (Exact name of registrant as specified in its charter)

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
           CANADA                       000-19914                    None
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(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)
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
207 Queen's Quay West, Suite 340, Toronto, Ontario                 M5J 1A7
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     (Address of principal executive offices)                    (Zip Code)
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        Registrant's telephone number, including area code (416) 203-3898

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On January 26, 2006 Cott Corporation (the "Company") issued a press release announcing its financial results for the year ended December 31, 2005. This press release is furnished herewith as Exhibit 99.1 of this Form 8-K and is incorporated by reference into this Item 2.02 as if fully set forth herein.

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

     The information reported in Item 2.06 is hereby incorporated by reference.

ITEM 2.06. MATERIAL IMPAIRMENTS.

     On September 29, 2005, as previously reported on the Current Report on Form
8-K filed by the Company on October 4, 2005 (the "Prior Form 8-K"), the Company announced a plan to realign the management of its Canadian and United States businesses to a North American basis (the "Realignment Plan"). In the Prior 8-K, the Company reported that it expected to record certain pre-tax charges of $60 to 80 million over the 12 to 18 month period following the announcement of the Realignment Plan, that the largest of the charges would be related to asset impairment and that there also would be additional charges for severance, termination and other costs.

     On December 13, 2005 the Company filed an amended Current Report on Form
8-K announcing the planned closing of its Columbus, Ohio manufacturing plant and certain charges expected to be recorded in connection with the plant closing. At that time, the charges associated with that closing were estimated at $13 million. The actual charges incurred to date have been $9.3 million. During the fourth quarter of 2005, an additional $0.9 million in charges were incurred in connection with severance and asset impairments related to the closure of a sales office and $1.8 million in other costs and asset impairments related to the Realignment Plan. The Company further disclosed that, in connection with implementing the Realignment Plan, it will record additional pre-tax charges of approximately $23 to 43 million. The $23 to 43 million in charges are those remaining to be taken as part of the previously announced $60 to 80 million total anticipated charges and are not in addition to the previously announced
$60 to 80 million in total anticipated charges.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

          (d) Exhibits

          99.1 Press release dated January 26, 2006.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COTT CORPORATION


Date: January 26, 2006                  By: /s/ B. Clyde Preslar
                                            ------------------------------------
                                            B. Clyde Preslar
                                            Executive Vice President
                                            and Chief Financial Officer


                                       -2-

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                                  EXHIBIT INDEX

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
Number   Description
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
 99.1    Press release dated January 26, 2006.
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